Exhibit 10.1

LEASE AGREEMENT
(triple net lease)

STATE OF TEXAS

COUNTY OF HARRIS

This lease agreement (“Lease”), made and entered into as of the _________ day of _________, 2007, by and between GKII CLAY CROSSING, LP, a Delaware limited partnership (“Landlord”), and SULPHCO., INC., a Nevada corporation (“Tenant”), upon the following terms and conditions:

A G R E E M E N T

1. Leased Premises

In consideration of the rents reserved and the covenants and agreements herein contained on the part of Tenant to be observed and performed, Landlord hereby demises, lets and leases unto Tenant, and Tenant hereby rents from Landlord, those certain premises consisting of a space containing an area of approximately 12,000 square feet (the “Leased Premises”) shown on Exhibit “A” attached hereto and constituting a part of the office/warehouse building, known as Building I, located at 4333 West Sam Houston Parkway North, Suite 190, Houston, Harris County, Texas (the “Building”), which Building is located upon the lot, tract or parcel of land more particularly described on Exhibit “A-1” attached hereto and made a part hereof for all purposes. The Building is in a development containing other buildings, such buildings together with all related site land, improvements, parking facilities, common areas, driveways and landscaping, together with the Building are referred to herein as the “Project”.

The purpose of the site plan attached as Exhibit “A” is to show the approximate location of the Leased Premises. Landlord reserves the right at any time to relocate, vary and adjust the size of the various buildings, automobile parking areas, and other common areas as shown on said site plan provided the same do not materially and adversely affect the Tenant's use and occupancy of the Premises. The use and occupancy by Tenant of the Leased Premises shall include the use, in common with others entitled thereto, of the common service areas, pedestrian walks, automobile driveways and parking areas, all as shown on the site plan attached hereto as Exhibit “A”.

In determining the number of square feet of area of the Leased Premises, Tenant acknowledges that the Leased Premises includes the usable area, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include mechanical and service rooms and closets in the Building.

2. Term:

To have and to hold the Leased Premises for a term of sixty (60) months commencing on July 1, 2007 (“Commencement Date”) and ending on June 30, 2012 (the “Expiration Date”). If Tenant occupies the Leased Premises prior to the Commencement Date for any reason other than construction of improvements therein, such occupancy shall be upon all of the terms and conditions contained herein, including, without limitation, the obligation to pay Rent, but shall not advance the Expiration Date, and Tenant shall indemnify and hold Landlord harmless from any liability as a result of Tenant’s early occupancy of the Leased Premises. Tenant’s occupancy of the Leased Premises prior to the Commencement Date for the purpose of constructing the Work (as defined in Exhibit “C” attached hereto) shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Rent, and Tenant shall indemnify and hold Landlord harmless from any liability as a result of Tenant’s early occupancy of the Leased Premises. Tenant shall have the option to renew the Lease term as set forth in Addendum One attached to this Lease.

3. Acceptance of Leased Premises

Tenant acknowledges that Landlord has not made any representations or warranty with respect to the condition or quality of the Leased Premises or the Building. Tenant has inspected and accepts the Leased Premises and the Building in their present “AS IS” condition as suitable for the purpose for which the Leased Premises are leased. Tenant further acknowledges that no representations as to the repair of the Leased Premises or Building nor promises to alter, remodel or improve the Leased Premises or Building have been made by Landlord, except as set out in Exhibit C.

4. Base Rent and Security Deposit

(a) Base Rent. Tenant agrees to pay to Landlord as base rent (the “Base Rent”) the following amounts during the periods set forth below:

Period	Annual Base Rent	Monthly Installment of Base Rent

Month 1-24	$142,560.00	$11,880.00
Month 25-36	$146,880.00	$12,240.00
Month 37-60	$151,200.00	$12,600.00

Base Rent shall for the Leased Premises shall be paid in advance, without demand, deduction or set off, for the entire term hereof. A monthly installment of $11,880.00 shall be due and payable on the date hereof and the remaining installments of Base Rent shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease period shall be prorated.

(b) Security Deposit. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of $12,600.00 (the “Security Deposit”), which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such Security Deposit to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Any remaining balance of such deposit shall be returned by Landlord to Tenant within sixty (60) days after Tenant’s obligations under this Lease have been fulfilled, and Tenant has provided Landlord with Tenant’s forwarding address.

5. Tenant’s Pro Rata Share of Building Costs

Subject to all of the provisions of this Lease relevant hereto, Tenant promises and agrees to pay, as additional rent hereunder and as provided herein, at the office of the Landlord or at such other place designated by Landlord, without any prior demand therefore and without any deduction or set-off throughout the term of this Lease, Tenant’s Pro Rata Share (hereinafter defined) of certain Project expenditures made by Landlord, as follows:

(1) Real Estate Taxes, as defined in Paragraph 6;
(2) Common Area Maintenance Costs, as defined in Paragraph 7; and
(3) Building Insurance Costs, as defined in Paragraph 8.

“Tenant’s Pro Rata Share” as used in this Lease shall be obtained by multiplying the expense in question by a fraction, the numerator of which shall be the rentable square footage area of the Leased Premises (stipulated to be 12,000 square feet as of the date of this Lease) and the denominator of which shall be the rentable square footage area of the Building (stipulated to be 40,950 square feet as of the date of this Lease). If a particular expense is incurred or charged to more than one building in the Project rather than solely to the building in which the Leased Premises are located, then, for the purposes of calculating Tenant’s Pro Rata Share with respect to the building in which the Leased Premises are located, such multi-building expense shall be allocated to building in which the Leased Premises are located by multiplying the expense in question by a fraction, the numerator of which shall be the rentable square footage of the building in which the Leased Premises are located and the denominator of which shall be the rentable square footage area of the buildings for which the expense was incurred or otherwise allocated to, with the resulting number being used to calculate Tenant’s Pro Rata Share as to the Leased Premises. The amounts due from Tenant as Tenant’s Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs (sometimes herein collectively called “Building Costs”) shall be estimated by Landlord for each calendar year and paid by Tenant in equal installments of one-twelfth (1/12) of such estimated amount, monthly in advance, upon the first day of each calendar month provided, however, if the term shall commence upon a day other than the first day of the calendar month, Tenant shall pay upon the commencement date of this Lease a portion of Tenant’s Pro Rata Share of Building Costs calculated on a per diem basis with respect to the fractional month preceding the commencement of the first full calendar month of the term of this Lease. Said amounts shall be adjusted between Landlord and Tenant annually and at the expiration or earlier termination of this Lease as set forth below. The term “Rent” shall mean Base Rent, Tenant’s Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs and all other sums payable by Tenant to Landlord hereunder.

Tenant will pay Landlord the sum of the following per month, in advance, payable at the same time and place as the Base Rent is payable, as estimated charges for Tenant’s Pro Rata Share of Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs:

(1) Real Estate Taxes	$2,093.00
(2) Common Area Maintenance Costs	$972.00
(3) Building Insurance Costs	$129.00
Total:	$3,194.00

The estimated charges as set out above are subject to changes from time to time throughout the Lease term.

6. Taxes

(a) Definitions. For purposes of this Lease, the following definitions shall apply:

(1) “Tax Year” means the calendar and/or fiscal year basis upon which taxes and/or special assessments are assessed upon the Project throughout the term of this Lease.

(2) “Real Estate Taxes” means (a) all real estate taxes and assessments on the Project, the Building or the Leased Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building’s personal property, including license expenses, (c) all taxes imposed on services of Landlord’s agents and employees, (d) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon Rent received by Landlord, (e) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Project, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), (f) any new taxes (including House Bill 3 and franchise taxes) levied against Landlord and/or the Project in lieu of ad valorem taxes on the Project as a result of property tax reform in the State of Texas, and (g) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes, estate or death, and succession taxes.

(b) Landlord’s Payment. Subject to the limitations, conditions and agreements contained in this Paragraph, Landlord shall pay annually, all Real Estate Taxes.

(c) Annual Adjustment. On or before one hundred eighty (180) days after the end of each Tax Year during the term of this Lease, Landlord shall render a statement showing the actual Real Estate Taxes for the applicable Tax Year and the total of Tenant’s estimated payments of Tenant’s Proportionate Share of Real Estate Taxes paid during the preceding Tax Year, and the balance, if any, then due from Tenant. Real Estate Taxes for a fractional year, if any, shall be prorated. Landlord’s failure to provide the statements shall not relieve Tenant of any liability hereunder. Within ten (10) days after the receipt of Landlord’s statement showing the total amount paid in advance by Tenant and the actual Real Estate Taxes paid or to be paid by Landlord, there shall be an adjustment between Landlord and Tenant. Tenant shall pay to Landlord on demand the difference between the amount paid by Tenant and the actual amount due. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the excess shall be credited by Landlord against any amounts then due and owing by Tenant to Landlord, and any remaining net surplus shall then be promptly refunded by Landlord to Tenant.

7. Common Area Maintenance

(a) Landlord’s Maintenance Obligation. Landlord agrees to maintain and repair throughout the term hereof the Common Areas and facilities of the Project, including, without limitation, the automobile entrances, exits, driveways, parking areas, pedestrian walks, landscaped areas, lighting facilities, service areas and Project signs not otherwise the responsibility of Tenant as set out in this Lease (said areas hereinafter called the “Common Areas”). Landlord’s maintenance and repairs shall include all repairs and replacements and the supplies and materials therefore, which in Landlord’s reasonable judgment are necessary to preserve the utility of the Common Area and facilities in the condition same were in at the time of completion, reasonable wear and tear excepted.

(b) Common Area Maintenance Costs. As used herein, the term “Common Area Maintenance Costs” shall mean all costs and expenses of every kind paid or incurred during the term of this Lease in connection with the operation and upkeep of the Common Areas and facilities within the Project, and where necessary, the cost of replacing any of said common facilities and the cost of policing and protecting same. In addition to the foregoing, the Common Area Maintenance Costs may include a reserve fund of ten percent (10%) of the aggregate Common Area Maintenance Costs, which reserve fund will be put into an escrow account and accrue interest until such time as a major repair such as resurfacing the parking lot or major concrete drive replacement, where it shall be applied against such cost. Also, in addition to the foregoing, the Common Area Maintenance Costs shall include but not limited to, maintenance and repair costs, management fees, wages and fringe benefits paid to or for employees of Landlord whose duties are connected with the operation and maintenance of the Project and Common Areas, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building. Except as otherwise provided herein, the cost of any replacements, additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years.

(c) Annual Adjustment. On or before one hundred eighty (180) days after the end of each calendar year during the term of this Lease, Landlord shall render a statement showing the actual Common Area Maintenance Costs for the applicable calendar year and the total of Tenant’s estimated payments of Tenant’s Proportionate Share of Common Area Maintenance Costs paid during the preceding calendar year, and the balance, if any, then due from Tenant. Common Area Maintenance Costs for a fractional year, if any, shall be prorated. Within ten (10) days after the receipt of Landlord’s statement showing the total amount paid in advance by Tenant and the total Common Area Maintenance Costs paid or to be paid by Landlord, there shall be an adjustment between Landlord and Tenant. Tenant shall pay to Landlord on demand the difference between the amount paid by Tenant and the actual amount due. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the excess shall be credited by Landlord against any amounts then due and owing by Tenant to Landlord and any remaining net surplus shall then be promptly refunded by Landlord to Tenant. Landlord’s failure to provide the statements shall not relieve Tenant of any liability hereunder.

8. Insurance

(a) Tenant’s Liability and Property Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Leased Premises; or (2) the Commencement Date, and continuing throughout the term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence, which shall apply on a per location basis, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Leased Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord and Landlord’s property management company against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Leased Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment with an additional insured endorsement in form CG 20 26 11 85; (B)Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $3,000,000 combined single limit for property damage and bodily injury; (C) All Risk Property insurance covering the full value of all Alterations and improvements and betterments in the Leased Premises, naming Landlord and Landlord’s mortgagee as additional loss payees as their interests may appear; (D) All Risk Property insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Leased Premises or otherwise placed in the Project by or on behalf of Tenant or any assignees claiming by, through, or under Tenant or any subtenants claiming by, through, or under Tenant and any of their respective agents, contractors, employees, and invitees(including Tenant’s Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than Three Million Dollars ($3,000,000); (G) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Paragraph 8(a)(2)(C) or attributable to the prevention of access to the Building or Leased Premises; (H) in the event Tenant performs any alterations or repairs in, on, or to the Leased Premises, Builder’s Risk Insurance on an All Risk basis (including collapse) on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Paragraph 8(a)(2)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Leased Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time. Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 20 26 11 85, and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Leased Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b) Landlord’s Liability Insurance. Landlord agrees to maintain in force during the term of this Lease a policy or policies of comprehensive general liability insurance, including property damage, written by one or more responsible insurance companies approved by Landlord and licensed to do business in Texas insuring Landlord against loss of life, bodily injury and/or property damage with respect to the Common Areas of the Project and the operation of the Project, in which the limit of public liability shall be not less than FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) single limit bodily injury and in which the limit of property damage liability shall be not less than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00). In addition, Landlord may maintain in force such umbrella policy or policies of general liability insurance as Landlord, in its sole discretion, may deem appropriate.

(c) Landlord’s Fire and Extended Coverage Insurance. Landlord agrees to procure and keep in effect during the term of this Lease, a policy or policies of fire and extended coverage insurance covering the Building and other improvements in the Project, or separate fire rating division as determined by the State Board of Insurance which includes the Leased Premises, including rent abatement, vandalism and malicious mischief coverage, written by an insurance company authorized to do business within the State of Texas, and in an amount equal to not less than eighty percent (80%) of the replacement cost of the premises covered. Such insurance shall provide protection against losses so insured against for the benefit of Landlord and any first mortgagee of Landlord, subject to the terms and provisions of this Lease and any first mortgage; provided, however, that all proceeds payable by any insurance company under such policy or policies shall be payable to such mortgagee, if any, and shall be applied in accordance with the terms of such mortgage; or, if there is no mortgage, the full amount of such proceeds shall be payable to Landlord, and Tenant shall not be entitled to, and shall have no interest in, such proceeds or any part thereof. Such policy or policies shall contain a provision or endorsement with respect to mutual waiver of right of subrogation.

(d) Building Insurance Costs. As used herein, the term “Building Insurance Costs” shall mean the actual premium costs of general liability, fire and extended coverage insurance, rent abatement and other insurance maintained by Landlord with respect to the Project, including without limitation, terrorism insurance, and any deductible incurred in any loss.

(e) Annual Adjustment. On or before one hundred eighty (180) days after the end of each calendar year during the term of this Lease, Landlord shall furnish Tenant a statement showing the actual Building Insurance Costs paid by Landlord during the preceding calendar year and the total of Tenant’s estimated payments of Tenant’s Proportionate Share of Building Insurance Costs paid during the preceding calendar year, and the balance, if any, then due from Tenant. Landlord’s failure to provide the statement shall not relieve Tenant of any liability hereunder. Within ten (10) days after the receipt of Landlord’s statement showing the total amount paid in advance by Tenant and the actual Building Insurance Costs paid or to be paid by Landlord, there shall be an adjustment between Landlord and Tenant. Tenant shall pay to Landlord on demand the difference between the amount paid by Tenant and the actual amount due. If the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, the excess shall be credited by Landlord against any amounts then due and owing by Tenant to Landlord and any remaining net surplus shall then be promptly refunded by Landlord to Tenant.

(f) Mutual Waiver of Subrogation. Notwithstanding any provision in this Lease to the contrary, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its officers, employees or agents, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Building or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is insured against under the terms of standard fire and extended coverage general liability insurance policies, REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS OFFICERS, EMPLOYEES OR AGENTS, AND EACH COVENANTS THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY.

(g) Oil Pollution Insurance Coverage. At all times during the term of the Lease (and, if applicable, prior to the commencement of the term of the Lease that Tenant brings any oil onto the Leased Premises or the Project), Tenant agrees, warrants and guarantees that Tenant shall maintain in full force and effect, valid oil pollution insurance coverage for the intended usage of oil into, at and out of the Leased Premises and the Project, which insurance coverage shall be in an amount reasonably required by Landlord and shall include Landlord as an additional insured.

9. Use

The Leased Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant, and for such other lawful purposes as may be incidental thereto including Tenant’s patented Sonocracking™ Technology, a process that upgrades crude oil prior to distillation. Tenant covenants and agrees that Tenant’s operations shall otherwise be subject to all of the terms of this Lease, and Tenant specifically covenants and agrees that (i) Tenant will not treat in excess of approximately 30 gallons of oil (crude) at any one time (and subsequent to each test run, Tenant will inspect all operational machinery to ensure all oil has been properly contained and that no leakage or spillage has occurred, after which a subsequent test run may occur), (ii) in no event will Tenant allow or permit any oil to enter either the building sewer system, or any drainage leading from the Leased Premises, the Building or the Project, (iii) all oil brought upon the Leased Premises shall be safely contained within the Leased Premises in appropriate containers that will be transported from the Leased Premises and properly disposed of at an industrial feedstock or refinery willing to accept the treated oil on a regular basis, and (iv) prior to bring any oil onto the Project or the Leased Premises, Tenant shall have construct storage areas and treatment areas reasonably acceptable to Landlord which shall contain (by way of cement boom and other improvements required by Landlord) at least that amount of oil being utilized in the test process and all oil being maintained at the Leased Premises, and (v) in no event shall Tenant be permitted to maintain within the Leased Premises at any one time an amount of oil in excess of 5 barrels (containing approximately ______ gallons each). The oil storage area shall be properly “boomed” so as to prevent any stored oil from not being contained within the designated “boomed” area. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall at its own costs and expense obtain any and all licenses and permits necessary for any use of the Leased Premises. Tenant shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Leased Premises all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Leased Premises, or take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or Project or unreasonably interfere with the use of their respective premises. Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Leased Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit “B”, as well as all modifications thereof and additions thereto as are from time to time promulgated by Landlord.

10. Landlord’s Repairs

Landlord shall at its expense (subject to inclusion in Common Area Maintenance Costs) maintain only the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by Tenant, or Tenant’s employees agents or invitee, or caused by Tenant’s default hereunder. The term “walls” as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

11. Tenant’s Repairs

(a) Tenant shall at its own cost and expenses keep and maintain all parts of the Leased Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass, plate glass doors, any special office entry, interior walls and finish work, floors and floor covering, downspout, gutters, heating and air conditioning systems, lighting, electrical systems, dock boards, truck doors, door bumpers, paving, plumbing lines, equipment, and fixtures, termite and pest extermination, regular removal of trash and debris, including rail spur areas, keeping these areas, parking areas, driveways, alleys and the whole of the Leased Premises in a clean and sanitary condition.

(b) Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitee.

(c) In the event the Leased Premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers and licensees shall have the non-exclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Further, in multiple occupancy buildings, Landlord shall perform the paving and landscape maintenance, and reserves the right to perform exterior painting and common sewage line plumbing which are otherwise Tenant’s obligations under subparagraph (a) above with respect to such items, and Tenant shall be liable for its Pro Rata Share (as defined in Paragraph 5 above) of the cost and expense of the care for the grounds around the Building, including but not limited to the mowing of grass, care of shrubs, general landscaping, maintenance of parking areas, driveways, and alleys, exterior repainting and common sewage line plumbing; provided, however, that Landlord shall have the right to require Tenant to pay such other reasonable proportion of said mowing, shrub care and general landscaping costs as may be determined by Landlord in its sole discretion; and further provided that if Tenant or any other particular tenant of the Building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible tenant, shall pay the entire cost thereof, upon demand, as additional rent. Tenant shall pay its share, determined as aforesaid, of such costs and expenses in the event Landlord elects to perform or caused to be performed such work which sum shall be due and payable ten (10) days after receipt of a statement thereafter.

(d) Tenant shall, at its own costs and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or exclusively serving the Leased Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises and provide for service not less than a quarterly basis.

12. Tenant Improvements and Alterations

Tenant shall not make any alterations, additions or improvements to the Leased Premises (including but not limited to roof and wall penetrations) or the Building without the prior written consent of Landlord; provided, however, Landlord’s consent shall not be required for any alteration, addition or improvement that satisfy all of the following criteria (a “Minor Alteration”): (i) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (ii) is not visible from outside the Leased Premises or Building; (iii) will not affect the systems or structure (including, without limitation, the roof) of the Building; and (iv) the cost of the particular project does not exceed $25,000, but the performance of any such Minor Alteration shall in any event be subject to the terms of this Paragraph 4(b) other than the need for Landlord consent. All Tenant alterations, additions and/or improvements shall comply with insurance requirements and with all applicable laws, ordinances, and regulations, including without limitation, the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-12213 (collectively, the “Disability Acts”). Additionally, all Tenant alterations, additions and/or improvements shall be in accordance with specifications approved by Landlord except that such requirement shall not apply with respect to alterations, additions and/or improvements which do not affect the systems or structure of the Building and are of a nature where the preparation of specifications for such work is not normal and customary. All Tenant alterations, additions and/or improvements shall be constructed in a good and workmanlike manner. All plans and specifications for Tenant’s alterations, additions and/or improvements shall be submitted to Landlord for Landlord’s written approval. Tenant agrees that Landlord may monitor all phases of Tenant’s construction. Tenant shall reimburse Landlord for Landlord’s reasonable expenses for reviewing plans and documents and in monitoring construction. Landlord’s review of plans and monitoring construction shall be solely for Landlord’s own benefit and shall impose no duty or obligation on Landlord to confirm that the plans and specifications and/or construction comply with applicable laws, codes, rules, or regulations. At Landlord’s request, Tenant shall obtain payment and performance bonds approved by Landlord, for any Tenant construction which bonds shall be delivered to Landlord prior to commencement of construction. Upon completion of Tenant’s construction, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who performed work along with final lien waivers from such contractors and subcontractors. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery, and trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging such Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease, and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Leased Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Leased Premises; provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Leased Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Leased Premises and shall be delivered up to the Landlord with the Leased Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease, after written notice to Landlord of Tenant’s intentions, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Leased Premises. Any removal by Tenant shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the Leased Premises.

13 . Signs

Tenant shall have the right to install signs upon the Leased Premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations, Landlord’s or other architectural controls, and other requirements. Tenant shall maintain all signs upon the Leased Premises in good condition. Tenant shall remove all such signs by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any injury or defacement, including, without limitation, discoloration, caused by such installation and/or removal.

14. Inspection

Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Leased Premises and Building at any reasonable time during business hours, for the purpose of ascertaining the condition of the Leased Premises or in order to made such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is nine (9) months prior to the end of the term hereof, Landlord and Landlord’s agents and representatives shall have the right to enter the Leased Premises at any reasonable time during business hours for the purpose of showing the Leased Premises and shall have the right to erect on the Leased Premises a suitable sign indicating the Leased Premises are available. Landlord will use commercially reasonable efforts to minimize, to the extent reasonably practicable, any interference with Tenant's business as a result of such inspections or showings. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating, and, in the event following Tenant’s vacation of the Leased Premises Tenant fails to meet with Landlord to perform such inspection within five (5) days following Landlord’s written request for such meeting, then Landlord’s inspection of the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

15. Utilities

Landlord agrees to provide water, electricity and telephone service connections to the Building. Tenant shall pay to bring such utilities to the Leased Premises and for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Leased Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance changes for utilities, as well as shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay Tenant’s reasonable proportion, as determined by Landlord, of all charges jointly metered with other premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Leased Premises.

16. Assignment and Subletting

(a) Tenant will not assign this Lease, or allow same to be assigned by operation of law or otherwise, or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. If the Leased Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. For purpose of this Lease a transfer of more than fifty percent (50%) of the beneficial interest in Tenant or of the control of Tenant (if Tenant is a partnership, corporation, limited liability, company, trust, or other type of business, organization or entity) shall constitute an assignment of this Lease.

(b) If Tenant shall propose to sublet or assign this Lease, it shall so notify Landlord in writing not less than thirty (30) days prior to the date of the proposed assignment or subletting. The notice shall set forth the name of the proposed subtenant or assignee, the term, use, rental rate and other particulars of the proposed subletting or assignment, including without limitation, proof satisfactory to Landlord that the proposed subtenant or assignee is financially responsible and will immediately occupy and hereafter use the entire Leased Premises (or any sublet portion thereof) for the remaining term of this Lease (or for the entire term of the sublease, if shorter).

(c) Landlord shall have the option, in the event of any proposed assignment or subletting, to cancel this Lease as of the date the subletting or assignment described in Tenant’s notice is to be effective. The option shall be exercised, if at all, by Landlord’s giving Tenant written notice thereof within twenty (20) days following Landlord’s receipt of Tenant’s written request. Upon cancellation, Tenant shall pay to Landlord all costs or charges which are the responsibility of Tenant hereunder through the date of cancellation, and Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding real estate commission obligation on the part of Landlord with respect to this Lease. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which accrue hereunder as of the cancellation date in the same manner as if such cancellation date were the date originally fixed for the expiration of the term hereof. Without limitation, Landlord may lease the Leased Premises to the prospective subtenant or assignee, without liability to the Tenant. Landlord’s failure to exercise any right hereunder shall not waive Landlord’s right as to any subsequent proposed sublease or assignment, nor shall any such failure be deemed to constitute Landlord’s right as to any subsequent proposed sublease or assignment, nor shall any such failure be deemed to constitute Landlord’s approval of the proposed sublease or assignment.

(d) If Landlord does not cancel this Lease, Landlord agrees to approve any assignment by Tenant to any corporation succeeding to substantially all the business and assets of Tenant by merger, consolidation, purchase of assets or otherwise, or any assignment or subletting to a corporation which is an affiliate of tenant. In other cases, provided that there is no event of default on the part of Tenant, Landlord agrees not to unreasonably withhold approval of any proposed subletting or assignment as to which Landlord declines its rights of cancellation hereunder provided the proposed transaction is consummated within thirty (30) days after Landlord’s approval, is upon the same terms and conditions disclosed to Landlord in Tenant’s notice, and the assignment or subletting is with another financially responsible party whose use of the Leased Premises will not depreciate the value of the Leased Premises, or the value of the property adjacent thereto, or will not be extra hazardous with reference to the risk of fire or other hazards, and shall not result in any additional environmental risk for the Project. Any assignment or subletting without Landlord’s approval, where required hereunder, shall be void and of no effect.

(e) Landlord shall have the right to transfer and assign, in whole or in part, any of its rights under this Lease, and in the Building or Project referred to herein; and to the extent that such assignee assumes Landlord’s obligations hereunder, Landlord shall by virtue of such assignment be released from such obligation.

17. Fire and Casualty Damage

(a) If the Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall promptly give written notice thereof to Landlord.

(b) If the Building should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged, thereby that rebuilding or repairs cannot in Landlord’s estimation be completed within two hundred (200) days after the date of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(c) If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under this Lease, but only to such extent that rebuilding or repairs can in Landlord’s estimation be completed within two hundred (200) days after the date of such damage, this Lease shall not terminate, and Landlord shall at its sole costs and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Leased Premises by Tenant. If the Leased Premises are untenantable, the Rent owed by Tenant shall not be abated but shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord within ten (10) days after expiration of such two hundred (200) day period as Tenant’s exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate. Failure by Tenant to timely terminate this Lease as set forth in the preceding sentence shall be deemed a waiver by Tenant of its right to do so.

(d) Without limiting the other provisions of this Paragraph 17, if a portion of the Leased Premises shall be damaged or destroyed by fire, tornado or other casualty within the last twelve (12) months of the Lease Term so as to render the remainder of the Leased Premises unfit for Tenant to continue its normal business from the Leased Premises, then either Landlord or Tenant shall have the right to terminate this Lease within fifteen (15) days following the date of such damage or destruction; provided, however, that Tenant may not exercise such right of termination if such casualty was caused by Tenant or its employees, agents or contractors.

(e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises requires that the insurance proceeds be applied to such indebtedness, than Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

18. Condemnation

(a) If the whole or any substantial part of the Leased Premises is taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Leased Premises for the purposes for which they are being used, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of the Leased Premises occur.

(b) If part of the Leased Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

(c) In the event of any such taking or private purchase in lieu thereof, all compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

19. Holding Over

Tenant agrees that at the termination of this Lease by lapse of time or otherwise, to yield up immediate possession to Landlord. If Tenant holds over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, occupancy of the Leased Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. During the holdover, all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as Rent for the period of any holdover, an amount equal to 150% of the Rent in effect on the termination date, computed on a monthly basis for each month of the holdover period (without proration for partial months).  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph shall not be construed as Landlord’s consent for Tenant to hold over.

20. Quiet Enjoyment

Landlord covenants that it now has, good title to the Leased Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Leased Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rentals herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

21. Tenant’s Events of Default

The following events shall be deemed to be events of default by Tenant under this Lease:

(a) Tenant fails to pay any installment of the Rent when due (including, without limitation, any payment with respect to Tenant’s Pro Rata Share of Building Costs hereunder when due), or any other payment or reimbursement to Landlord required herein when, due, and such failure shall continue for a period of five (5) days from the date such payment was due.

(b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c) Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant.

(d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(e) Tenant shall desert or vacate any substantial portion of the Leased Premises.

(f) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant; provided however, if the nature of Tenant’s obligation is such that more than twenty (20) days are required for its performance, Tenant shall not have suffered an event of default if Tenant commences to cure such failure within the twenty (20) day period and completes performance within ninety (90) days thereafter.

(g) If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building or any other building owned by Landlord, if applicable, shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease.

22. Landlord’s Remedies

Upon the occurrence of any such events of default described in Paragraph 21 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Terminate this Lease, or terminate Tenant’s rights to possession of the Leased Premises under this Lease (but not the Lease, itself), and in either event Landlord shall have the right to immediate possession of the Leased Premises and may reenter the Leased Premises, change the locks and remove all property there from without being guilty in any manner of trespass or otherwise; waived; and any such termination or re-entry on the part of Landlord shall be without prejudice to any remedy available to Landlord for arrears of Rent, breach of contract, damages or otherwise, nor shall the termination of this Lease or of Tenant’s rights of possession under this Lease by Landlord acting under this subparagraph be deemed in any manner to relieve Tenant from the obligation to pay the Rent and all other amounts due or to become due as provided in this Lease for and during the entire unexpired portion then remaining of the Lease term. In the event of termination of this Lease or of Tenant’s rights of possession under this Lease by Landlord as provided in this subparagraph, Landlord shall have the further right to relet the Leased Premises upon such terms, conditions and covenants as are deemed proper by Landlord for the account of Tenant as set forth below, and in such event, Tenant shall pay to Landlord all costs of renovating and altering the Leased Premises for a new tenant or tenants in addition to all brokerage and/or legal fees incurred in connection therewith. Landlord shall credit Tenant only for such amounts as are actually received from such reletting during the then remaining Lease term. Alternatively, at the election of Landlord, Tenant covenants and agrees to pay as damages to Landlord, upon any such termination by Landlord of this Lease or of Tenant’s rights of possession under this Lease, such sum as at the time of such termination equals the amount of the excess, if any, of the then present value of all the Rent which would have been due and payable hereunder during the remainder of the full Lease term (had Tenant kept and performed all agreements and covenants of Tenant set forth in this Lease) over and above the then present rental value of the Leased Premises for said remainder of the Lease term. For purposes of present value calculations, Landlord and Tenant stipulate and agree to a discount rate of six (6) percent per annum.

(b) Without terminating this Lease, to enter upon the Leased Premises and without being guilty in any manner of trespass or otherwise and without liability for any damage to Tenant or persons holding under Tenant by reason of such re-entry, all of which are hereby expressly waived, and to do or perform whatever Tenant is obligated hereunder to do or perform under the terms of this Lease; and Tenant shall reimburse Landlord on demand for any expenses or other sums which Landlord may incur or expend plus fifteen percent (15% ) thereof to cover Landlord’s overhead and administrative cost, pursuant to this subparagraph, and Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise; provided, however, nothing in this subparagraph shall be deemed an obligation or undertaking by Landlord to remedy any such defaults of Tenant.

(c) Without waiving such event of default, apply all or any part of the Security Deposit to cure the event of default or to any damages suffered as a result of the event of default to the extent of the amount of damages suffered. Tenant shall reimburse Landlord for the amount of such depletion of the Security Deposit on demand.

(d) In addition to any of the remedies noted above or hereinafter, Landlord is entitled and authorized to enter upon and take possession of the Leased Premises and remove any property that may be found within the Leased Premises. Landlord shall have the right to change any and all locks and other security devices restricting access to the Leased Premises. To the extent permitted by law, Tenant hereby waives: (i) any notices of Landlord’s intent to re-enter or re-take possession of the Leased Premises; (ii) any notice provided by statute or otherwise of such re-entry or repossession or changing of locks; (iii) any claim or cause of action, whether based on trespass, conversion, or otherwise, against Landlord or Landlord’s agents, employees, officers, or contractors for any damages caused by the alteration of any locks or re-entry or repossession by Landlord, whether or not caused by the negligence of Landlord or otherwise; and (iv) any right of redemption, re-entry, or repossession of Tenant and any notice of legal proceeding for re-entry, including actions for forcible detainer and entry.

Provided that Landlord has not terminated this Lease in writing or permanently excluded Tenant from the Leased Premises, Landlord shall not be obligated to provide a new key to Tenant except during Landlord’s normal business hours, and only after the following: (1) Tenant cures all events of default existing at the time of lock-out, including payment of late charges and reasonable expenses of lock-out (which shall include the cost of security services and removal of old locks and installation of new locks), and (2) Tenant has provided Landlord additional security or further assurances of Tenant’s future performance of all Tenant’s obligations arising under this Lease, such security or assurances to be satisfactory to Landlord in the exercise of Landlord’s sole and absolute discretion, which security may include, but is not limited to, a requirement that the Security Deposit be increased to an amount equal to three (3) months Rent. Such lock-out should not be deemed to be a termination of this Lease unless Landlord gives a written notice of termination to Tenant. It is agreed that if Tenant abandons or vacates the Leased Premises, Landlord may take such steps as Landlord deems necessary, appropriate, or desirable to protect the Leased Premises and the property therein from deterioration, including but not limited to, the lock-out of Tenant as described herein.

All property of Tenant removed from the Leased Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Leased Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or the termination of Tenant’s right to possession of the Leased Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

In the event Tenant fails to pay any installment of Rent or any reimbursement, additional rent, or any other payment hereunder as and when such payment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment, reimbursement, additional rent or any other payment and the failure to pay such late charge within ten (10) days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

Pursuit of any of the forgoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of the Leased Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall constitute a waiver by Landlord of any of its rights with respect to any future violation or breach thereof. Landlord’s acceptance of the payment of Rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with any attorney concerning or to enforce of defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay any reasonable attorney’s fees so incurred.

All sums due and owing by Tenant to Landlord under this Lease shall bear interest from the date ten (10) days after the date due until paid at the lesser of (a) the maximum non-usurious rate permitted by law or (b) the greater of (i) two percent (2%) above the “prime rate” per annum of Chase Bank or its successor in effect on said due date or (ii) eighteen percent (18%) per annum. In either case, such interest to be compounded daily; provided, however, in no event shall the rate of interests hereunder exceed the maximum non-usurious rate of interest (hereinafter called the “Maximum Rate”) permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim or defense of usury. To the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the indicated rate ceiling (as defined and described in Credit Title of the Texas Finance Code, as amended at the applicable time in effect).

23. Landlord’s Lien

In addition to any statutory lien for Rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, receivables, chattel paper and other personal property of Tenant situated on the Leased Premises, and such property shall not be removed there from without the consent of Landlord until all arrearage in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Texas Business and Commerce Code, including without limitation the right to sell the property described in this paragraph at public or private sale upon ten (10) days notice to Tenant. Tenant hereby authorizes Landlord to file financing statement(s) in form sufficient to perfect the security interest granted hereunder. Landlord shall have all the rights and remedies of a secured party under the Texas Business and Commerce Code and this lien and security interest may be foreclosed by process of law. The requirement of reasonable notice prior to any sale under Article 9 of the Texas Business and Commerce Code shall be met if such notice is given in the manner prescribed herein at least ten (10) days before the day of sale. Any sale made pursuant to the provisions of this Paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Leased Premises after the time, place and method of sale and a general description of the types of property to be sold have been advertised for ten (10) consecutive days prior to the date of sale in a daily newspaper published in the county in Texas where the Building is located. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Notwithstanding the provisions of this Paragraph 23 to the contrary, if Tenant desires to obtain a loan secured by Tenant’s personal property in the Premises and requests that Landlord execute a lien waiver in connection therewith, Landlord agrees to subordinate its lien rights to the rights of Tenant’s lender pursuant to a lien subordination on Landlord’s standard form, provided that Tenant delivers such request in writing to Landlord together with a nonrefundable processing fee in the amount of Five Hundred Dollars ($500.00). Notwithstanding the foregoing, however, if Landlord incurs processing costs (including attorneys’ fees) in connection with any such request which exceed Five Hundred Dollars ($500.00), then Tenant shall reimburse Landlord for such excess within three (3) business days following Tenant’s receipt of invoice(s) therefor from Landlord. Nothing in this Article 23.shall permit Tenant to encumber its leasehold interest in the Premises.

24.  Subordination

This Lease and all rights of Tenant hereunder are subject and subordinate (i) to any mortgage or deed of trust, blanket or otherwise, which does now or may hereafter affect the Building (and which may also affect other properties) and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instruments shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that may be necessary or proper to more effectively subordinate this Lease and all rights of Tenant hereunder to any such mortgage or deed of trust or to confirm or evidence such subordination. In the event Tenant shall fail or neglect to execute, acknowledge and deliver any subordination agreement or certificate, Landlord in addition to any other remedies it may have, as the agent and attorney in fact of Tenant, execute, acknowledge and deliver the same and Tenant hereby irrevocably nominates, constitutes and appoints Landlord Tenant’s proper and legal agent and attorney in fact for such purposes. Such power of attorney shall not terminate on disability of the principal. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or if the Building is sold to any purchaser, to attorn to and recognize such purchaser as the Landlord under this Lease. Tenant expressly recognizes and agrees that the holder of any mortgage or deed to secure debt or any of their successors or assigns or any other holder of such instrument may sell the Project or the Building in the manner provided for by law in such instrument; and further, such sale may be made subject to this Lease. In the event of the enforcement by the grantee under any such mortgage or deed to secure debt of the remedies provided for by law or by such mortgage or deed to secure debt, Tenant will, upon request of any person or party succeeding to the interest of said lessor or grantee, as a result of such enforcement, automatically become Tenant of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) any amendment or modification of this Lease made without the written consent of such lessor or grantee or such successor in interest if such lessor, grantee or successor in interest had previously notified Tenant in writing of its interest. Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (i) Tenant gives written notice of such default (which notice shall specify the exact nature of said default) to any holder(s) of any mortgage or deed to secure debt who has heretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (ii) said holder(s) fail to cure said default within thirty (30) days (or such longer period of time as may be reasonably necessary) from the giving of such notice by Tenant. The provisions of Paragraph 27 below shall govern the manner and effective date of any notice to be given by Tenant to any such parties. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds of trust be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant hereby irrevocably appoints Landlord and the holders of the indebtedness or other obligations secured by the aforesaid mortgages and/or deeds of trust jointly and severally the agent and attorney shall not terminate on disability of the principal. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligation of Tenant hereunder in the event any such foreclosure proceedings is brought or trustee’s sale occurs and agrees that this Lease shall not be affected in any way whatsoever by any such foreclosure proceeding or trustee’s sale unless the holder(s) of the indebtedness or other obligations secured by said mortgages and/or deeds of trust shall declare otherwise.

25. Landlord’s Default

Landlord shall only be deemed to be in default on the terms of this Lease in the event Landlord shall violate, neglect, or fail to observe, keep or perform any covenant or agreement which is not observed, kept, or performed by Landlord within thirty (30) days after the receipt by Landlord of Tenant’s written notice of such breach which notice shall specifically set out the breach. Landlord shall not be considered in default so long as Landlord commences to cure the breach in a diligent and prudent manner and is allowed such additional time as reasonably necessary to correct the breach. Notwithstanding any provisions to the contrary contained in this Lease, no personal liability of any kind or character whatsoever shall attach or at any time hereafter attach under any conditions to Landlord or any subsidiary, affiliate or partner of Landlord or their respective officers, directors, shareholders, or employees for payments of any amounts due under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Leased Premises it being understood that in no event shall a judgment for any deficiency or monetary claim be sought, obtained or enforced against Landlord or any subsidiary, affiliate or partner of Landlord or their respective officers, directors, shareholders or employees. In no event shall Landlord be liable for any consequential, special, punitive or exemplary damages. Except to the extent arising out of Tenant’s obligations under Paragraph 19 or Paragraph 31 hereof, Tenant shall not be liable hereunder for any other consequential, special, punitive or exemplary damages. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

26. Mechanic’s Liens

Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if it all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises or the improvements thereon and that it will indemnify, defend and save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Leased Premises or under the terms of this Lease. In the event any such lien is attached to the Leased Premises, the Building, or the Project, Tenant shall discharge the same of record (by bonding or otherwise) within ten (10) days after receiving notice thereof. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an event of default under Paragraph 22 hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period. If Tenant fails to discharge such lien of record with such ten (10) day period, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord promptly on demand as additional Rent.

27. Notices

Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord c/o Transwestern, 1900 West Loop South, Suite 1300, Houston, Texas 70727, Attention: Property Manager, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, or on the next business day following deposit with a nationally recognized overnight delivery service, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith:

Landlord:	Tenant:

GKII Clay Crossing, L.P.	SulphCo, Inc.
c/o KBS Realty Advisors, LLC	4333 West Sam Houston Parkway North, Suite 190
620 Newport Center Drive, Suite 1300	Houston, Texas 77043
Attention: Asset Manager	Attention: _____________________

With Copy To:	With Copy To:

Transwestern	Richard L. Spencer
1900 West Loop South, Suite 1300	1221 Lamar, Suite 1000
Houston, Texas 77027	Houston, Texas 77010

If and when included within the term “Landlord”, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for their receipt of notices and payments to Landlord; if and when included within the term “Tenant” as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant”, respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

28. Miscellaneous

(a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d) Tenant agrees from time to time within ten (10) days after request of Landlord to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease.

(e) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payments obligations with respect to Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs, all obligations concerning the condition of the Leased Premises and all indemnity obligations hereunder. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Leased Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Leased Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and working order. Tenant shall also, prior to vacating the Leased Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for Tenant’s pro rata share of Building Costs for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be promptly returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph.

(g) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(h) Because the Leased Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Leased Premises being subject to prior lease and such offer to withdrawal or non-acceptance by Landlord or to other use of the Leased Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing.

(i) All references in this Lease to the “date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(j) It is expressly stipulated and agreed that none of the obligations to be undertaken by Landlord hereunder shall constitute any form of warranty, express or implied, all such obligations being contractual covenants of performance. Without limiting the generality of the foregoing, THERE IS NO WARRANTY AS TO SUITABILITY, HABITABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE GIVEN IN CONNECTION WITH THIS LEASE. This disclaimer of express and implied warranties and the provisions of Paragraph 11 under which Tenant assumes responsibility for repairs, are provisions bargained for by the parties entering into this Lease. Were warranties undertaken by the Landlord hereunder or were the Landlord agrees to perform repairs beyond that contemplated to be performed by Landlord hereunder, the economics of this Lease would have been affected and it would require an increase in Base Rent from that payable hereunder.

(k) TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE

(l)  TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

(m) Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant (including without limitation, Paragraph 5 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(n) Tenant acknowledges that it has provided Landlord with its financial statement(s) as a primary inducement to Landlord’s agreement to lease the Leased Premises to Tenant, and that Landlord has relied on the accuracy of said financial statement(s) in entering into this Lease. Tenant represents and warrants that the information contained in said financial statement(s) is true, complete and correct in all material aspects, and agrees that the foregoing representations shall be a precondition to this Lease. At the request of Landlord, Tenant shall, not later than ninety (90) days following the close of each fiscal year of Tenant during the term of this Lease, furnish to Landlord a balance sheet of Tenant as of the end of such fiscal year and a statement of income and expense for the year then ended, together with an opinion of an independent certified public accountant satisfactory to Landlord or, at the election of Landlord, a certificate of the chief financial officer, owner or partner of Tenant to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and which fairly present the financial condition and results of operations of Tenant as of and for the periods covered.

(o) This Lease has been negotiated through the agency of Cushman & Wakefield of Texas, Inc. (represented by Graham Horton) (“Tenant’s Broker”) and Transwestern (“Landlord’s Broker”). Tenant warrants and represents to Landlord that no broker other than Tenant’s Broker was involved with the leasing of the Leased Premises or the negotiation of this Lease on behalf of Tenant or is entitled to any commission in connection herewith by, through or under Tenant. Tenant agrees to indemnify and hold Landlord harmless against any other claims (including court costs and attorneys fees) for commissions by any broker other than Tenant’s Broker claiming by, through or under Tenant or Tenant’s Broker. Landlord warrants and represents to Tenant that no brokers other than Landlord’s Broker was involved with the leasing of the Leased Premises or the negotiation of this Lease on behalf of Landlord is entitled to any commission in connection herewith by, through or under Landlord. Landlord agrees to indemnify and hold Tenant harmless against any other claims (including court costs and attorneys fees) for commissions by any broker other than Landlord’s Broker claiming by, through or under Landlord or Landlord’s Broker.

29. Exhibits and Attachment

All Exhibits, attachments, riders and addenda referred to in this Lease are incorporated in this Lease and made a part hereof for all intents and purposes.

30. Tenant’s Indemnity

Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Leased Premises and/or Building, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Leased Premises, or caused by the Building or buildings and improvements located on the Leased Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises. IN THOSE REGARDS, TENANT HEREBY COVENANTS AND AGREES THAT IT WILL AT ALL TIMES INDEMNIFY AND HOLD SAFE AND HARMLESS THE LEASED PREMISES, BUILDING AND LANDLORD (INCLUDING WITHOUT LIMITATION THE TRUSTEE AND BENEFICIARIES IF LANDLORD IS A TRUST), LANDLORD’S AGENTS AND EMPLOYEES FROM ANY LOSS, LIABILITY, CLAIMS, SUITS, COSTS, EXPENSES, INCLUDING WITHOUT LIMITATION ATTORNEY’S FEES AND DAMAGES, BOTH REAL AND ALLEGED, ARISING OUT OF ANY SUCH DAMAGE OR INJURY FROM THE OCCUPANCY OR USE OF THE LEASED PREMISES BY TENANT, INCLUDING, WITHOUT LIMITATION, TENANT’S CUSTOMERS, INVITEES, AGENTS, CONTRACTORS, EMPLOYEES, SERVANTS, SUBTENANTS, ASSIGNEES, LICENSEES OR CONCESSIONAIRES OR BY ANY PERSON OR PERSONS HOLDING THERE UNDER, OR BY REASON OF THE USE OR MISUSE OF THE PARKING AREA OR ANY PART THEREOF; EXCEPT INJURY TO PERSONS OR DAMAGE TO THE BUILDING, THE SOLE CAUSE OF WHICH IS THE NEGLIGENCE OF LANDLORD OR THE FAILURE OF LANDLORD TO REPAIR ANY PART OF THE BUILDING WHICH LANDLORD IS OBLIGATED TO REPAIR AND MAINTAIN HEREUNDER WITHIN A REASONABLE TIME AFTER THE RECEIPT OF WRITTEN NOTICE FROM TENANT OF NEEDED REPAIRS. THIS INDEMNITY IS IN ADDITION TO THE INDEMNITY SET FORTH BELOW.

31. Hazardous Materials

(a) Except as otherwise expressly provided herein to the contrary, Tenant shall not, without Landlord’s prior written consent, cause or permit any Hazardous Materials (hereinafter defined) to be stored, used or disposed of in or about the Leased Premises or Project by Tenant, its agents, employees, contractors or invitees, nor shall the use which Tenant makes of the Leased Premises result in any Hazardous Materials Contamination (hereinafter defined). For purposes of this Lease, the following terms shall have the meanings herein specified:

(1) “Hazardous Materials” shall mean (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.A. §§6901 et seq.), as amended from time to time, and regulations promulgated thereunder (“RCRA”); (ii) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. §§9601 et seq.), as amended from time to time, and regulations promulgated thereunder (“CERCLA”); (iii) any hazardous substances as defined by the Texas Natural Resource Conservation Commission (“TNRCC”); (iv) asbestos, polychlorinated biphenyls or other substances specifically regulated under the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.), as amended from time to time, and regulations promulgated thereunder (“TSCA”); (v) pesticides specifically regulated under the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.A. §§135 et seq.), as amended from time to time, and regulations promulgated thereunder (“FIFRA”); (vi) storage tanks, whether or not underground and whether empty, filled or partially filled with any substance; (vii) the presence of oil, petroleum products, and their by-products; (viii) any substance the presence of which in or about the Property is prohibited by any governmental authority or which is hereafter classified by any governmental authority as a hazardous or toxic waste, material, substance or similar phraseology; and (ix) any other substance which by any governmental authority requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal.

(2) “Hazardous Materials Contamination” shall mean the spillage, leakage, emission or disposal of Hazardous Materials (whether presently existing or hereafter occurring) in or about the buildings, facilities, soil, groundwater, air or other elements in or about the Property or any other property as a result of Hazardous Materials at any time emanating from the Leased Premises.

(b) Notwithstanding the foregoing, Tenant shall be permitted to store, use and dispose of deminimis amounts of Hazardous Materials which are incidental to Tenant’s business, including the limited amounts of oil (crude) specifically described in Paragraph 9 hereof, so long as such amounts does not increase the Landlord’s insurance or change the occupancy class of the Building. Such Hazardous Materials and all containers therefore, shall be stored, used and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to such Hazardous Materials. Tenant shall be liable for all costs and expenses related to the storage, use and disposal of such deminimis amounts of Hazardous Materials incidental to Tenant’s business and shall indemnify, defend and hold Landlord harmless from any claims or liabilities relating thereto.

(c) At the commencement of each “Lease Year” (the term “Lease Year” as used in this Lease shall mean any twelve (12) month period beginning with the Commencement Date and each twelve (12) month period beginning on any anniversary date thereof), Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Materials which Tenant intends to store, use or dispose of in or about the Leased Premises in the coming Lease Year. In addition, at the commencement of each Lease Year (beginning with the second Lease Year), Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials that to Tenant’s knowledge were actually stored, used or disposed of in or about the Leased Premises, if such materials were not previously identified to Landlord at the commencement of the previous Lease Years.

(d) Tenant shall give written notice to Landlord immediately upon Tenant’s acquiring knowledge of the presence of any Hazardous Materials in or about the Leased Premises (subject to the provisions of paragraph b. hereof) or of any Hazardous Materials Contamination with a full description thereof. Landlord shall have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies under the Lease, to enter onto the Leased Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Project following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Leased Premises or any part of the Project which, if true, could result in an order, suit, imposition of a lien on the Project, or other action and/or which, in Landlord’s sole opinion, could jeopardize Landlord’s security under the Lease.

(e) TENANT HEREBY AGREES THAT TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD, ITS AGENTS AND EMPLOYEES FROM AND AGAINST ANY CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS OR EXPENSES (INCLUDING WITHOUT LIMITATION, ATTORNEYS’ AND CONSULTANTS’ FEES, COURT COSTS AND LITIGATION EXPENSES) OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO (A) THE PRESENCE, DISPOSAL, RELEASE OR THREATENED RELEASE AND SUBSEQUENT REMEDIATION OF ANY HAZARDOUS MATERIALS OR ANY HAZARDOUS MATERIALS CONTAMINATION FROM THE LEASED PREMISES; (B) ANY PERSONAL INJURY (INCLUDING WRONGFUL DEATH) OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATED TO SUCH HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS CONTAMINATION; OR (C) THE APPLICABILITY OF ANY LAWS RELATING TO HAZARDOUS MATERIALS ON THE LEASED PREMISES OR CAUSED BY TENANT. THE PROVISIONS OF THIS PARAGRAPH E. SHALL BE IN ADDITION TO ANY OTHER OBLIGATIONS AND LIABILITIES TENANT MAY HAVE TO LANDLORD AT LAW OR IN EQUITY AND SHALL SURVIVE THE EXPIRATION OF THIS LEASE OR THE TERMINATION THEREOF.

32. Mitigation of Damages

(a) General Duty to Mitigate. Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(b) Landlord’s Duty to Mitigate Damages. Landlord’s obligation to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Leased Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

(i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Leased Premises until Landlord obtains full and complete possession of the Leased Premises including, without limitation, the final and unappealable legal right to relet the Leased Premises free of any claim of Tenant or such other written agreement of Tenant with respect to such matters as shall be reasonably acceptable to Landlord.

(ii) Landlord shall not be obligated to offer the Leased Premises to a prospective tenant when other premises in the Project suitable for that prospective tenant’s use are (or soon will be) available.

(iii) Landlord shall not be obligated to lease the Leased Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar office space in comparable office/warehouse buildings in the same market area as the Project, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Project.

(iv) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

a. Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project;

b. Adversely affect the reputation of the Project; or

c. Be incompatible with the operation of the Project as a first-class office/warehouse building.

(v) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant, which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Leased Premises in a first-class manner.

(vi) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Leased Premises suitable for uses by a proposed Substitute Tenant unless:

a. Tenant pays any such sum to Landlord in advance of Landlord’s execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or

b. Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

(c) Effect of Releasing. Upon compliance with the above criteria regarding the releasing of the Leased Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default.

33.  [INTENTIONALLY DELETED]

34. Mold

It is agreed and understood that mold spores are present essentially everywhere. Tenant acknowledges and understands that mold can grow in most any moist location including within the Leased Premises. Landlord places the burden on Tenant to properly prevent moisture in the Leased Premises, and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, bathrooms, beneath cabinets and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the aforementioned Leased Premises, and certifies that Tenant has not observed mold, mildew or excessive moisture within the Leased Premises. Tenant agrees to immediately notify Landlord if Tenant observes mold/mildew and/or excessive moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any personal injury or damages to property caused by or associated with the growth of or occurrence of mold or mildew on or in the Leased Premises.

35. Tenant Representation

Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”). Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above. At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 35.

36. Signage Rights.

Provided that (x) Tenant is the Tenant originally named herein, (y) Tenant is leasing and actually occupies at least 12,000 square feet of space in the Building, and (z) no event of default or event which but for the passage of time or the giving of notice, or both, would constitute an event of default has occurred and is continuing, and subject to the further provisions of this paragraph, Tenant shall have the right, at Tenant’s sole cost and expense, to install and maintain a building standard sign reflecting Tenant’s name above the store front entry of the Building, in a location designated by Landlord (“Tenant’s Sign”). Tenant shall pay for the initial costs of preparing and installing Tenant’s sign, and for all other costs associated with Tenant’s Sign. Notwithstanding the foregoing, Tenant’s Sign (and Tenant’s right to install and maintain the same) shall be subject to and in compliance with all Laws, applicable conditions, covenants and restrictions effecting the Building. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Sign and any sign licenses related thereto, and for the cost and expense of maintenance and utilities, if any, for Tenant’s Sign (including all metered electrical usage). Additionally, Tenant shall, in a first class manner, maintain and repair any damage to Tenant’s Sign. Tenant’s Sign shall be installed in accordance with all applicable Laws, codes, ordinances, covenants, conditions and restrictions relating to the Building. The style, type, color, size, and design of Tenant’s Sign shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. Upon the expiration or earlier termination of the Lease, Tenant shall pay all costs associated with the removal of Tenant’s Sign. All rights and remedies of Landlord under this Lease (including, without limitation, Landlord’s self-help remedies) shall apply in the event Tenant fails to perform Tenant’s obligations hereunder with respect to Tenant’s Sign, and, in the event Landlord performs any of Tenant’s obligations hereunder, Tenant shall pay to Landlord, upon demand as additional rental hereunder, the cost incurred by Landlord in connection therewith, plus an additional charge of fifteen percent (15%) of such cost to cover overhead. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney’s fees) imposed upon or incurred by or asserted against Landlord and which arise out of any work performed by or on behalf of Tenant in connection with Tenant’s Signage. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

THE PARTIES EXECUTING this Lease represent and warrant that each such party possesses all lawful rights and authority to enter into this Lease; that there are no judgments, decrees, or outstanding orders of any court prohibiting the execution of this Lease; and that all required approvals, consents and resolutions necessary to effectuate the terms and provisions of this Lease have been obtained. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery of this Lease by Landlord and Tenant.

[SIGNATURE PAGE TO FOLLOW]

Executed in multiple counterparts, each of which shall have the full force and effect of any original, on the latter of the dates indicated below.

LANDLORD:

GKII CLAY CROSSING, L.P.,
a Delaware limited partnership

By: KBS Realty Advisors, LLC,
a Delaware limited liability company,
its authorized agent

By: __________________________________________
Rodney Richerson, Senior Vice President

Date: ____________________________________, 2007

TENANT:

SULPHCO, INC.,
a Nevada corporation

By: ___________________________________
Name: ________________________________
Title: _________________________________

Date: _________________________________

ADDENDUM ONE
TO LEASE AGREEMENT BY AND BETWEEN
GKII CLAY CROSSING, L.P.
AND
SULPHCO, INC.

Additional Provisions

This Exhibit is attached to and incorporated in that certain lease (hereinafter referred to as the “Lease”) by and between GKII CLAY CROSSING, L.P., a Delaware limited partnership (“Landlord”) and SULPHCO, INC., a Nevada corporation (“Tenant”) with the terms defined in the Lease to have the same definition where used herein.

I. RENEWAL OPTION.

A. Tenant shall have the right to extend the term of this Lease (the “Renewal Option”) for one additional period of five (5) years commencing on the day following the Expiration Date of the initial term of this Lease (the “Renewal Term”), provided that each of the following occurs:

1.
Landlord receives notice of exercise of the Renewal Option (“Initial Renewal Notice”) not more than twelve (12) and not less than nine (9) full calendar months prior to the expiration of the initial term of this Lease; and

2.	No event of default exists at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice (hereinafter defined); and

3.
Tenant occupies all of the Leased Premises initially demised under this Lease and any space added to the Leased Premises at the time Tenant delivers its Initial Renewal Notice and at the time Tenant delivers its Binding Renewal Notice; and

4.	The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice.

B. The initial Base Rent rate per rentable square foot for the Leased Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Leased Premises.

C. Tenant shall pay additional Rent (i.e. Real Estate Taxes, Common Area Maintenance Costs and Building Insurance Costs) for the Leased Premises during the Renewal Term in accordance with Paragraphs 5, 6, 7 and 8 of the Lease.

D. Within thirty (30) days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Leased Premises for the Renewal Term. Tenant, within ten (10) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s Exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such ten (10) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Leased Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Leased Premises within forty-five (45) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant’s Renewal Option shall be null and void and of no force and effect.

E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Lease term, Expiration Date and other appropriate terms. An otherwise valid exercise of the Renewal Option shall, at Landlord’s Option, be fully effective whether or not the Renewal Amendment is executed. The renewal rights of Tenant hereunder shall not be severable from the Lease and are personal to the Tenant originally named in the Lease.

F. For purpose hereof, “Prevailing Market” rate shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Leased Premises in the Building and in office/warehouse buildings comparable to the Building in the vicinity of the Building. Determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

EXHIBIT “A”

Site Plan

EXHIBIT “A-1”

Legal Description

Clay Crossing Business Center

TRACT I

DESCRIPTION OF A TRACT OF LAND CONTAINING 12.8654 ACRES (560,418 SQUARE FEET) SITUATED IN THE J.R. CURL, SURVEY, A-1163, HARRIS COUNTY, TEXAS.

Being a tract of land containing 12.8654 acres (560,418 square feet), more or less, situated in the J.R. Curl Survey. A-1163 in Harris County, Texas, and being all of Restricted Reserve “A” of Claymoore Commercial Business Park, Section Two, a subdivision plat recorded in Volume 379, Page 53 of the Map Records of Harris County, Texas as conveyed unto TPC-Claymoore Two, Ltd. by deed recorded in County Clerk’s File No. S044692, Film Code No. 509-41-2008 of the Official Public Records of Real Property of Harris County, Texas. Said 12.8654-acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8-inch iron rod found for the northeast corner of a cutback located at the intersection of the east right-of-way line of Brittmoore Road (90 feet wide) and the south right-of-way line of Clay Road (100 feet wide) for the most northerly northwest corner of said tract herein described and the most northerly northwest corner of said Restricted Reserve “A”;

THENCE South 89° 56’ 55” East with the north line of said Restricted Reserve “A” and the south right-of-way line of said Clay Road, a distance of 785.05 feet to a point for the most northerly northeast corner of said Restricted Reserve “A” and the most northerly northeast corner of said tract herein described from which a found 5/8-inch iron rod bears North, 0.1 feet and East. 0.1 feet;

THENCE South 44° 37’ 48” East, a distance of 21.09 feet to a set 5/8-inch iron rod with cap located in the west right-of-way line of Claymoore Park Drive (width varies) for the most easterly northeast corner of said tract herein described and for the most easterly northeast corner of said Restricted Reserve “A”;

THENCE in a southeasterly direction with the east line of said Restricted Reserve “A” and the west right-of-way line of said Claymoore Park Drive the following courses and distances:

South 00° 41’ 20” West, a distance of 215.13 feet to a set 5/8-iron rod with cap for the beginning of a curve to the left;

In a southeasterly direction with said curve to the left whose central angle is 07° 31’ 41” and whose radius is 580.10 feet (chord bears South 03° 04’ 31” East, a distance of 76.16 feet) for a curve length of 76.22 feet to a set 5/8-inch iron rod with cap for the point of reverse curvature:

Continuing in a southeasterly direction with said curve to the right whose central angle is 07° 31’ 41” and whose radius is 580.10 feet (chord bears South 03° 04’ 31” East, a distance of 76.16 feet) for a curve length of 76.22 feet to set 5/8-inch iron rod with cap for the point of tangency;

South 00° 41’ 20” West, a distance of 292.00 feet to a point for the most easterly southeast corner of said, tract herein described and for the most easterly southeast corner of said Restricted Reserve “A” from which a found 5/8-inch iron rod bears South, 0.2 feet and East, 0.5 feet;

THENCE south 45° 41’ 20” West, a distance of 21.21 feet to a found 5/8-inch iron rod located in the north right-of-way line of Braymoore Road (60 feet wide) for the most southerly southeast corner of said tract herein described and for the most southeast corner of said Restricted Reserve “A”;

THENCE North 89° 18’ 40” West with the north right-of-way line of said Braymoore Road and the south line of said Restricted Reserve “A”, a distance of 384.50 feet to a set 5/8-inch iron rod with cap for a corner of said Restricted Reserve “A” and the southeast corner of Restricted Reserve “K” of Claymoore Business Park, a subdivision plat recorded in Volume 331, Page 89 of the Map Records of Harris County, Texas;

THENCE North 00° 41’ 20” East with the east line of said Restricted Reserve “K”, a distance of 30.00 feet to a set 5/8-inch iron rod with cap for a corner of said Restricted Reserve “A” and the northeast corner of said Restricted Reserve “K”;

THENCE North 89° 18’ 40” West with the north line of said Restricted Reserve “K”, a distance of 30.00 feet set 5/8-inch iron rod with cap for a corner of said Restricted Reserve “A” and the northwest corner of said Restricted Reserve “K”;

THENCE South 00° 41’ 20” West with the west line of said Restricted Reserve “K”, a distance of 30.00 feet to a set 5/8-inch iron rod with cap located in the north right-of-way line of said Braymoore Road for a corner of said Restricted Reserve “A” and the southwest corner of said Restricted Reserve K’’;

THENCE North 89° 18’ 40 West with the south line of said Restricted Reserve “A” and the north right-of -way line of said Braymoore Road, a distance of 380.50 feet to a 5/8-inch iron rod found for the most southerly southwest corner of said tract herein described and for the southerly southwest corner of said Restricted Reserve “A”,

THENCE North 44° 18’ 40” West, a distance of 21.21 feet to a 5/8-inch iron rod found in the east right-of-way line of said Brittmoore Road for the most westerly southwest corner of said tract herein described and for the most westerly southwest corner of said Restricted Reserve “A”;

THENCE North 00° 41’ 20’ East with the east right-of-way line of said Brittmoore Road and the west line of said Restricted Reserve “A”, a distance of 650.06 feet to a 5/8-inch iron rod found for the most westerly northwest corner of said tract herein described and for the most westerly northwest corner of said Restricted Reserve “A”;

THENCE North 45° 22’ 12” East, a distance of 21.33 feet to the POINT OF BEGINNING and containing 12.8654 acres (560,418 square feet) of land, more or less.

TRACT II:

DESCRIPTION OF A TRACT OF LAI CONTAINING 2.5659 ACRES (111,769 SQUARE FEET) SITUATED IN THE J.R. CURL SURVEY, A-1163, HARRIS COUNTY, TEXAS

Being a tract of land containing 2.5559 acres (111,769 square feet), more or less, situated in the J.R. Curl Survey, A-1163 in Harris County, Texas, and also being all of Unrestricted Reserve “J” of Claymoore Business Park, a subdivision plat recorded in Volume 331, Page 89 of the Map Records of Harris County, Texas, as conveyed unto TPC-Claymoore Two, Ltd. by deed recorded in County Clerk’s File No. R768210, Film Code No. 506-99-1023 of the Official Public Records of Real Property of Harris County, Texas. Said 5659-acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a point located in the south right-of-way line of Clay Road (100 feet wide) for the northeast corner of said tract herein described, the northeast corner of a said Unrestricted Reserve “J” and the northwest corner of a 18.5554-acre tract as conveyed unto Robert E. Hibbert by deed recorded in County Clerk’s File No. N433980 of the Official Public Records of Real Property of Harris County, Texas, from which a found 5/8-inch iron rod bears North, 0.6 feet;

THENCE South 00° 10’ 02” East with the east line of said Unrestricted Reserve “J” and the west line of said 18.5554-acre tract, a distance of 388.97 feet to a 5/8-inch iron rod with cap set for the southeast corner of said tract herein described, the southeast corner of said Unrestricted Reserve “J” and the northeast corner of Unrestricted Reserve “G” of said subdivision;

THENCE North 89° 18’ 40” West with the south line of said Unrestricted Reserve “J” and the north line of said Unrestricted Reserve “G”, a distance of 299.70 feet to a point for the southwest corner of said tract herein described, the southwest corner of said Unrestricted Reserve “J” and the northwest corner of said Unrestricted Reserve “G” located in the east right-of-way line of Claymoore Park Drive (width varies) from which a found 5/8-inch iron rod bears South, 0.6 feet and East, 0.6 feet;

THENCE in a northeasterly direction with the east right-of-way line of said Claymoore Park Drive and the west line of said Unrestricted Reserve “J” the following coursed and distances;

North 00° 41’ 20” East, a distance of 2.76 feet to a set 5/8-inch iron rod with cap for the beginning of a curve to the left;

In a northeasterly direction with said curve to the left whose central angle is 07° 37’ 41” and whose radius is 580.10 feet (chord bears North 04° 27’ 11” East, a distance 76.16 feet) for a curve length of 76.22 feet to a set 5/8-inch iron rod with cap for the point of reverse curvature;

Continuing in a northeasterly direction with said curve to the right whose central angle is 07° 31’ 41” and whose radius is 580.10 feet (chord bears North 04° 27’ 10” east, a distance of 76.16 feet) for a curve length of 76.22 feet to a set 5/8-inch iron rod with cap for the point of tangency;

North 00° 41’ 20’ East, a distance of 216.02 feet to a set 5/8-inch iron rod with cap for the most southerly northwest corner of said tract herein described and the for the most southerly northwest corner of said Unrestricted Reserve “J”;

Thence South 45° 22’ 13” West, a distance of 21.33 feet to a found 5/8-inch iron rod located in south right-of-way line of said Clay Road for the most northerly northwest corner of said tract herein described and the most northerly northwest corner of said Unrestricted Reserve “J”,

THENCE South 89° 55’ 45” East with the south right-of-way line of said Clay Road and the north line of said Unrestricted Reserve “J”, a distance of 268.91 feet to the POINT CF BEGINNING and containing 2.5659-acres (111,759 square feet) of land, more or less.

TRACT III

DESCRIPTION OF A TRACT OF LAND CONTAINING 6.8243 ACRES (297,265 SQUARE FEET) SITUATED IN THE J.R. CURL SURVEY, A-1163, HARRIS COUNTY TEXAS

Being a tract of land containing 6.8243 acres (297,265 square feet), more or less, situated in the J.R. Curl Survey, A-1163 in Harris County, Texas, and also being all of Unrestricted Reserve “G” of Claymoore Business Park, a subdivision plat recorded in Volume 331, Page 89 of the Map Records of Harris County, Texas, as conveyed unto TPC-Claymoore Two, Ltd. by deed recorded under County Clerk’s File No. R7682l0, Film Code No. 506-99-1023 of the Official Public Records of Real Property of Harris County, Texas. Said 6.8243-acre tract being more particularly described by metes and bounds as follows:

COMMENCING FOR REFERENCE at a point located in the south right-of-way line of Clay Road (100 feet wide) for the northeast corner of Unrestricted Reserve “J” of said Claymoore Business Park and for the northwest corner of a 18.5554-acre tract, (Tract 6) as conveyed unto Robert F. Hibbert by deed recorded under County Clerk’s File No N433980 of the Official Public Records of Real Property of Harris County, Texas, from which a found 5/8-inch iron rod bears North, 0.6 feet; THENCE South 00° 10’ 02” East with the east line of said Unrestricted Reserve “J” and the west line of said 18.5554-acre tract, a distance of 388.97 feet to a set 5/8-inch iron rod with cap for the northeast corner of said Unrestricted Reserve “G”, for the northeast corner of said tract herein described and for the POINT OF BEGINNING;

THENCE South 00° 10’ 02” East with the east line of said Unrestricted Reserve “G” and the west line of said 18.5554-acre tract, a distance of 968.60 feet to a found 5/8-inch iron rod for the southeast corner of said tract herein described and for the southeast corner of said Unrestricted Reserve “G”;

THENCE North 89° 18’ 40’ West with the south line of said Unrestricted Reserve “G”, a distance of 314.17 feet to a set 5/8-iron rod with cap located in the east right-of-way line of Claymoore Park Drive (width varies) for the southwest corner of said tract herein described and for the southwest corner of said Unrestricted Reserve “G”‘

THENCE North 00° 41’ 20” East with the east right-of-way line of said Claymoore Park Drive and the west line of said Unrestricted Reserve “G”, a distance of 968.50 feet to a point for the northwest corner of said tract herein described, for the northwest corner of said Unrestricted Reserve “G” and the southwest corner of said Unrestricted Reserve “J” from which a found 5/8-inch iron rod bears south, 0.6 feet and East, 0.6;

THENCE South 89° 18’ 40” East with the north line of said Unrestricted Reserve “G” and the south line of said Unrestricted Reserve “J” a distance of 299.70 feet to the POINT OF BEGINNING and containing 6.8243 acres (297,265 square feet) of land, more or less.

TRACT IV

METES & BOUNDS DESCRIPTION 14.6926 ACRES BEING ALL OF BLOCK ONE, RESTRICTED RESERVE ”A” CLAYMOORE COMMERCIAL BUSINESS PARK HOUSTON, HARRIS COUNTY, TEXAS

All that certain 14.6926 acres of land, more or less, being all of Block One, Restricted Reserve “A”, Claymoore Commercial Business Park, according to the plat thereof recorded at Film Code No. 371020, Harris County Map Records, and being more particularly described by metes and bounds as follows:

BEGINNING at a found 5/8” iron rod marking the south cut-back corner of the intersection of the north right-of-way line of Moss Ridge Road (60’ wide) and the east right-of-way line of Brittmoore Road (90’ wide)

THENCE N 44° 18’ 40” W - 21.21’ to a found “X” in concrete wall marking the north cut-back corner of said intersection of the north right-of-way line of Moss Ridge Road and the east right-of-way line of Brittmoore Road;

THENCE N 00° 41’ 20” E - 748.00’ with said east right-of -way line of Brittmoore Road to a found 5/8” iron rod marking the south cut-back corner of the intersection of said east right-of-way line of Brittmoore Road and the south right-of-way line of Braymoore Drive (60’ wide)

THENCE N 45° 41’ 19” E - 21.21’ to a found 5/8” iron rod marking the north cut-back corner of said intersection of the east right-of-way line of Brittmoore Road and the south right-of-way line of Braymoore Drive;

THENCE S 89° 18’ 40” E - 795.00’, with said south right-of-way line of Braymoore Drive to a found 5/8” iron rod with cap marking the north cut-back corner of the intersection of said south right-of-way line of Braymoore Drive and the west right-of-way line of Claymoore Park Drive (60’ wide)

THENCE S 44° 18’ 40” E - 21.21’ to a found 5/8” iron rod with cap marking the south cut-back corner of said intersection of the south right-of-way line of Braymoore Drive and the west right-of-way line of Claymoore Park Drive;

THENCE S 00° 41’ 20” W - 748.00’ with said west right-of-way line of Claymoore Park Drive to a found 5/8 iron rod with cap marking the north cut-hack corner of the intersection of said west right-of-way line of Claymoore Park Drive and said north right-of -way line of Moss Ridge Road;

THENCE S 45° 41’ 20’ W - 21.21’ to a found 5/8” iron rod with cap marking the south cut-back corner of said intersection of the west right-of-way line of Claymoore Park Drive and the north right-of-way line of Moss Ridge Road;

THENCE N 89° 18’ 40” W - 362.50’ with said north right-of-way line of Moss Ridge Road to a found 5/8” iron rod with cap marking the south cut-back corner of the intersection of said north right-of-way line of Moss Ridge Road and the east right-of-way line of Birtcher Lane (60’ wide);

THENCE N 44° 18’ 40’ W - 14.14’ to a found 5/8” iron rod with cap marking the north cut-back corner of said intersection of the north right-of-way line of Moss Ridge Road and the east right-of-way line of Birtcher Lane;

THENCE N 00 41’ 20” E - 11.50’, with said east right-of-way line of Birtcher Lane to a found 5/8” iron rod with cap for corner;
THENCE N 89° 18’ 40” W - 60.00’ to a found 5/8” iron rod with cap for corner;

THENCE S 00° 41’ 20’ W - 11.50’, with the west right-of-way line of said Birtcher Lane to a found 5/8” iron rod with cap marking the north cut-back corner of the intersection of said west right-of-way line of Birtcher Lane and the north right-of-way line of said Moss Ridge Road;

Thence S 45° 41’ 20” W - 14.14’ to a found 5/8” iron rod with cap marking the south cut-back corner of said intersection of the west right-of-way line of Birtcher Lane and the north right-of -way line of Moss Ridge Road;

THENCE N 89’ 18’ 40’ W - 352.50 with said north right-of-way line of Moss Ridge Road, to the POINT OF BEGINNING and containing 14.6926 acres (840,010 square feet) of land, more or less.

EXHIBIT “B “

Rules and Regulations

1. No storage outside the Leased Premises of any material, pallets, disabled vehicles, showcases or other items will be permitted, including but not limited to trash, except in containers approved by Landlord. Tenant, its officers, agents, servants and employees shall not allow anything to remain in any common area passageway, hallway, stairway, sidewalk, court, corridor, ramp, entrance, exit, loading area, or other area outside the Leased Premises, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees. Common utility closets, telephone closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by Tenant, or its contractors, agents, employees, or other parties without Landlord’s prior written consent.

2. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Leased Premises or the Building not in the ordinary course of Tenant’s business as permitted herein, shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, the Leased Premises, the Building and, if applicable, the Project in such movement. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Leased Premises in the ordinary course of Tenant’s permitted business shall also be at Tenant’s sole risk and responsibility and shall be conducted in such a fashion as not to cause damage or injury to the Leased Premises or the Building or to disturb other occupants thereof. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Leased Premises or the Building not in the ordinary course of Tenant’s permitted business without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes and other heavy fixtures, equipment or machines intended to be kept permanently in the Leased Premises shall be moved into the Leased Premises or the Building only with Landlord’s written consent and placed where directed by Landlord.

3. Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from Leased Premises, regardless of how or when loss occurs.

4. Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating or HVAC apparatus or carry on any mechanical operation without written permission of Landlord. Tenant shall give Landlord prompt notice of all damage to or defects in HVAC equipment, plumbing, electric facilities or any part of appurtenance of the Leased Premises.

5. Tenant, its officers, agents, servants or employees shall not use the Leased Premises for housing, lodging or sleeping purposes or for the cooking or preparation of food without written permission of Landlord.

6. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Leased Premises or keep on Leased Premises any fish, fowl, reptile, insect or animal without the prior written consent of the Landlord.

7. No locks shall be placed on any door in the Building without the prior written consent of Landlord. Landlord will furnish two keys to each lock on doors in the Leased Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant’s expense. Tenant, its officers, agents, servants and employees shall, before leaving the Leased Premises unattended, close and lock all doors and shut off all lights, business equipment and machinery. Damage to the Leased Premises or Building resulting from the failure to do so shall be paid by Tenant.

8. Tenant, its officers, agents, servants or employees shall do no painting or decorating in the Leased Premises; or mark, paint or cut into, drive nails or screw into nor in any way deface any part of the Leased Premises or the Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, such work shall only be done at expense of Tenant, with the written approval and under the direction of Landlord. Tenant, without the prior written consent of Landlord, shall not lay linoleum or other similar floor covering within the Leased Premises. Tenant shall not install any antenna, satellite dish or aerial wires, radio or television equipment or any other type of equipment inside or outside of the Building, without Landlord’s prior approval in writing. No showcases, awnings or other articles or projections shall be affixed to any part of the exterior of the Building, without the prior written consent of Landlord.

9. Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound-producing instruments or device which may be heard outside the Leased Premises, or which may emanate electrical waves or x-rays or other emissions which will be hazardous to health, well-being or condition of persons or property.

10. All plate and other glass now in the Leased Premises or Building which is broken through cause attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of Landlord.

11. The plumbing facilities (including, without limitation, toilet rooms, urinals, wash bowls, drains and sewers) shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall, have caused it. Landlord shall not be responsible for any damage due to stoppage, backup or overflow of the drains or other plumbing fixtures.

12. All contractors and/or technicians performing work for Tenant within the Leased Premises, Building or Project shall be referred to Landlord for written approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, the Leased Premises or the Project. Tenant shall do no work without Landlord’s prior written approval.

13. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building, without the written consent of the Landlord.

14. Canvassing, soliciting, distribution of hand-bills or any other written material peddling in the Building or the Project are prohibited, and Tenant shall cooperate to prevent the same. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, use the name of the Building for any purpose other than that of the business address of Tenant or use any picture or likeness of the Building or the Project name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord’s express consent in writing.

15. Tenant shall not conduct its business and/or control its officers, agents, employees, servants, patrons, customers, licensees and visitors in such a manner as to commit waste or suffer or permit waste to be committed in Leased Premises. Tenant shall not do or permit anything in or about the Leased Premises that is immoral, obscene, pornographic, disreputable or dangerous to life, limb or property, or do any act tending to injure the reputation of the Project. No activity creating dust or fumes that may be hazardous shall be performed in the Leased Premises except in an environment controlled by air-handling equipment properly and lawfully designed and utilized, which shall be maintained and operated at all times to prevent hazardous accumulations of pollutants in the atmosphere within the Leased Premises or Project.

16. Tenant shall not install in the Leased Premises any equipment, which uses a substantial amount of electricity without the advance written consent of the Landlord. Tenant shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the Leased Premises, taking into account the capacity of the electric wiring in the Building and the Leased Premises and the needs of other tenants in the Building and the Project. Tenant agrees not to use more than such safe capacity. The Landlord’s consent to the installation of electric equipment shall not relieve the Tenant from the obligation not to use more electricity than such safe capacity.

17. Tenant shall not use, or permit any other party to use, the Leased Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Leased Premises. This prohibition shall also apply to Tenant’s creditors.

18. Tenant agrees to park in only those parking stalls designated as tenant parking. Tenant shall hold Landlord harmless for the removal and charges related thereto when Tenant, or its employees, park in spaces designated as reserved parking (other than reserved for Tenant), visitor parking, handicapped parking, or red or yellow curb areas. Tenant shall not park or allow to be kept any vehicle on the Leased Premises, either company or personnel, which is not being used on a daily basis.

19. Tenant shall not maintain armed security in or about the Leased Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Leased Premises.

20. All of Tenant’s signs shall: (i) be professionally designed, prepared and installed, (ii) not advertise any product, (iii) comply with any sign criteria developed by Landlord from time to time, and (iv) be subject to all Applicable Laws and any covenants, conditions and restrictions applicable to the Project or Building. Tenant shall maintain all signs hereunder in good repair and sightly first class condition. Tenant shall not use strobe or flashing lights in or on the Leased Premises or in any signs therefore.

21. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Leased Premises or Project. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, other occupants of the Leased Premises or their employees, agents, transferees or contractors in or about the Leased Premises or Project, Tenant shall immediately close the Leased Premises and remove or cause to be removed all such occupants, employees, agents, transferees and contractors until the dispute has been settled.

22. Upon expiration or earlier termination of this Lease, in addition to the requirements under the terms the Lease, Tenant shall ensure that:

a. All interior and exterior lights and bulbs are operational.

b. All exhaust, ceiling and overhead fans are operational.

c. Warehouse floor areas are broom swept and clean of all trash and materials.

d. Warehouse floor areas are cleaned of oils, fluids and other foreign materials.

e. All electrical, plumbing and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

f. All electrical and telecommunications conduit and wiring installed by or for Tenant specifically for Tenant’s equipment is removed to the originating panel if Landlord so requires.

g. Overhead interior and exterior doors are operational and in good condition.

h. Any bolts secured to the floor are cut off flush and sealed with epoxy.

i. Warehouse fencing or partitions are removed if Landlord so requires.

j. All furniture, trash and debris are removed.

k. All signs and pictures, posters, signage, stickers and all similar items of Tenant and any other occupant of the Leased Premises are removed from all walls, windows, doors and all other interior and exterior surfaces of the Leased Premises and other locations of the Project.

l. All carpet areas are vacuumed.

m. All uncarpeted office floors are swept, and any excess wax build-up on tile and vinyl floors is properly removed.

n. All computer cable and conduit installed by or for Tenant is removed to point of origin.

o. All windows and miscellaneous hardware are operational and in good condition.

p. All HVAC and mechanical systems and equipment are operational and in good condition.

q. Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

r. There are no broken windows or other glass items.

s. Bathroom walls, floors, and fixtures are clean and in good condition.

t. All plumbing fixtures are intact, operational free of leaks and in good condition.

u. All gutters and downspouts are undamaged and operational.

v. Walls (internal and external) are clean and any holes are properly and permanently patched.

23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or landlords, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or landlords, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease on premises in the Building or the Project. Tenant shall be responsible for ensuring compliance with these Rules and Regulations as they may be amended, by Tenant’s employees and as applicable, by Tenant, any other occupant of the Leased Premises and their respective agents, employees, invitees, transferees and contractors.

25. In the event of an irreconcilable conflict between the Rules and Regulations and the terms of this Lease to which this Exhibit “B” is attached, the terms of the Lease shall prevail.

EXHIBIT “C”

Work Letter Agreement

This Work Letter Agreement supplements and is hereby incorporated in that certain lease (hereinafter referred to as the “Lease”) dated and executed concurrently herewith by and between GKII CLAY CROSSING, L.P., a Delaware limited partnership, (“Landlord”) and SULPHCO., INC., a Nevada corporation (“Tenant”) with the terms defined in the Lease to have the same definition where used herein.

(a) Tenant Improvements. Landlord, at Tenant’s sole cost and expense, agrees to furnish or perform those items of construction and those improvements (the “Tenant Improvements”) specified in the Final Plans to be agreed to by Landlord and Tenant as set forth in Paragraph (b) below; provided, however, Landlord shall pay for the cost of such Tenant Improvements up to the extent of Landlord’s Construction Allowance as set forth in Paragraph (e) below. All Tenant Improvements and components thereof will be the sole property of Landlord. Notwithstanding anything herein to the contrary, the Tenant Improvements shall include parking canopies over eight (8) parking spaces in the parking area at the rear of the Building.

(b) Space Planner. Landlord has retained a space planner (the “Space Planner”) to prepare certain plans, drawings and specifications (the “Temporary Plans”) for the construction of Tenant Improvements to be installed in the Leased Premises by a general contractor selected by Landlord pursuant to this Work Letter. Tenant shall deliver to Space Planner within ten (10) days after the execution of this Lease all necessary information required by the Space Planner to complete the Temporary Plans. Tenant shall have five (5) business days after its receipt of the proposed Temporary Plans to review the same and notify Landlord in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Tenant fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then Tenant shall be deemed to have approved the Temporary Plans as submitted. Landlord shall have five (5) business days following its receipt of Tenant’s comments and objections to redraw the proposed Temporary Plans in compliance with Tenant’s request and to resubmit the same for Tenant’s final review and approval or comment within five (5) business days of Tenant’s receipt of such revised plans. Such process shall be repeated twice and if at such time final approval by Tenant of the proposed Temporary Plans has not been obtained, then Landlord shall complete such Temporary Plans, at Tenant’s sole cost and expense, and it shall be deemed that Tenant has approved the Temporary Plans. Once Tenant has approved or has been deemed to have approved the Temporary Plans, then the approved (or deemed approved) Temporary Plans shall be thereafter known as the “Final Plans”. The Final Plans shall include the complete and final layout, plans and specifications for the Leased Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Leased Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Leased Premises. The improvements shown in the Final Plans shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Leased Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances.

(c) Bids. As soon as practicable following the approval of the Final Plans, Landlord shall (i) obtain a written non-binding itemized estimate of the costs of all Tenant Improvements shown in the Final Plans as prepared by a general contractor selected by Landlord, and (ii) if required by applicable law, codes or ordinances, submit the Final Plans to the appropriate governmental agency for the issuance of a building permit or other required governmental approvals prerequisite to commencement of construction of such Tenant Improvements (“Permits”). Tenant acknowledges that any cost estimates are prepared by the general contractor and Landlord shall not be liable to Tenant for any inaccuracy in any such estimate. Within five (5) business days after receipt of the written non-binding cost estimate prepared by the general contractor, Tenant shall either (A) give its written approval thereof and authorization to proceed with construction or (B) immediately request the Space Planner to modify or revise the Plans in any manner desired by Tenant to decrease the cost of the Tenant Improvements. If Tenant is silent during such five (5) business day period, then Tenant shall be deemed to have approved such non-binding cost estimate as set forth in Clause (A) above. If the Final Plans are revised pursuant to Clause (B) above, then Landlord shall request that the general contractor provide a revised cost estimate to Tenant based upon the revisions to the Final Plans. Such modifications and revisions shall be subject to Landlord’s reasonable approval and shall be in accordance with the standards set forth in Paragraph (b) of this Work Letter. Within ten (10) business days after receipt of the general contractor’s original written cost estimate and the description, if any, of any Tenant Delay, Tenant shall give its final approval of the Final Plans to Landlord which shall constitute authorization to commence the construction of the Tenant Improvements in accordance with the Final Plans, as modified or revised. Tenant shall signify its final approval by signing a copy of each sheet or page of the Final Plans and delivering such signed copy to Landlord.

(d) Construction. Landlord shall commence construction of the Tenant Improvements within ten (10) days following the later of (i) the approval of the Final Plans, or (ii) Landlord’s receipt of any necessary Permits. Landlord shall diligently pursue completion of construction of the Tenant Improvements and use its commercially reasonable efforts to complete construction of the Tenant Improvements as soon as reasonably practicable. Notwithstanding anything in this Lease or in this Work Letter to the contrary, Landlord’s Construction Allowance, as specified in Paragraph (e) below, shall be used only for the construction of the Tenant Improvements, and if construction of the Tenant Improvements is not completed within six (6) months following the Date of this Lease (“Construction Termination Date”), then Landlord’s obligation to provide the Landlord’s Construction Allowance, as specified in Paragraph (e) of this Lease, shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Landlord’s Construction Allowance.

(e) Landlord’s Construction Allowance. Subject to the terms and provisions of this Work Letter, Landlord shall pay the cost of the Tenant Improvements (“Work”) up to the amount of Fifty Thousand and No/100 Dollars ($50,000.00) (“Landlord’s Construction Allowance”). If the amount of the bid to perform the Work exceeds the Landlord’s Construction Allowance, Tenant shall bear the cost of such excess and shall pay the estimated cost of such excess to Landlord prior to commencement of construction of such Tenant Improvements and a final adjusting payment based upon the actual costs of the Tenant Improvements shall be made when the Tenant Improvements are completed. If the cost of the Work is less than such amount, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Work and Landlord’s Construction Allowance. All remaining amounts due to Landlord shall be paid upon the earlier of Substantial Completion of the Tenant Improvements or presentation of a written statement of the sums due, which statement may be an estimate of the cost of any component of the Work. The cost of the permits, working drawings, hard construction costs, mechanical and electrical planning, fees, permits, general contract overhead shall be payable out of the Landlord’s Construction Allowance and shall be included in the cost of the Work. The cost of the Work shall not include any construction management fees payable to Landlord.

(f) Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. In no event shall Landlord be obligated to perform any Tenant Improvements which would extend the construction period past the Construction Termination Date, unless such extension was mutually agreed to in writing by Landlord and Tenant prior to the commencement of said construction. If Landlord approves Tenant’s requested change, addition, or alteration, the Space Planner, at Tenant’s sole cost and expense, shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant.

Substantial Completion. “Substantial Completion” of construction of the Tenant Improvements shall be defined as the date upon which the Space Planner or other consultant engaged by Landlord determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans except for Punch List items (defined below), unless the completion of such improvements was delayed due to any Tenant Delay (defined below), in which case the date of Substantial Completion shall be the date such improvements would have been completed, but for the Tenant Delays. The term “Punch List” items shall mean items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant’s use of the Leased Premises. Landlord shall complete all punchlist items as soon as reasonably practicable following Substantial Completion. After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Leased Premises. The term “Tenant Delay” shall include, without limitation, any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant’s failure to comply with the provisions of this Work Letter, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing items or materials or other components of the construction of Tenant Improvements, including, without limitation, mill work, (iii) delay in work caused by submission by Tenant of a request for any change order (defined below) following Tenant’s approval of the Final Plans, or for the implementation of any change order, or (iv) any delay by Tenant in timely submitting comments or approvals to the Temporary Plans or Final Plans. The failure of Tenant to take possession of or to occupy the Leased Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.